SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              ---------------------

                                    FORM 8-K
                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

               Date of earliest event reported: November 14, 2003



                               LMI AEROSPACE, INC.
             (Exact Name of Registrant as Specified in Its Charter)


                                    Missouri
                 (State or Other Jurisdiction of Incorporation)


        0-24293                                            43-1309065
(Commission File Number)                    (I.R.S. Employer Identification No.)


    3600 Mueller Road
  St. Charles, Missouri                                       63301
(Address of Principal Executive Offices)                    (Zip Code)

                                 (636) 946-6525
              (Registrant's Telephone Number, Including Area Code)


                              ---------------------

Item 12.  Results of Operations and Financial Condition.

On November 14, 2003, LMI Aerospace, Inc. issued a press release relating to its financial performance during the Third Quarter of 2003, and announcing financial projections for the remainder of 2003 and 2004. The text of the announcement is attached hereto as Exhibit 99.1.

         Exhibit Number             Description

         99.1 Text of Press Release, dated November 14, 2003, issued by LMI Aerospace, Inc.

                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  November 14, 2003

                                    LMI AEROSPACE, INC.


                                    By: /s/ Lawrence E. Dickinson
                                       ------------------------------
                                       Lawrence E. Dickinson
                                       Chief Financial Officer and Secretary

                                  EXHIBIT INDEX


         Exhibit                     Description

         99.1 Text of Press Release, dated November 14, 2003, issued by LMI Aerospace, Inc.

                                                                    EXHIBIT 99.1

                                           Contact:
                                           Ed Dickinson
                                           Chief Financial Officer, 636/916-2150


FOR IMMEDIATE RELEASE

LMI AEROSPACE REPORTS RESULTS FOR THE THIRD QUARTER 2003


     ST. LOUIS - November 14, 2003 - LMI Aerospace, Inc. (NASDAQ: LMIA) announced today that net sales for the quarter ended September 30, 2003 were $17.6 million, down 17.4 percent compared to $21.3 million in the quarter ended September 30, 2002. LMI recorded a net loss after restructuring costs of $645,000 or $0.08 per common share in the third quarter of 2003, compared to a net loss of $420,000 or $0.05 per common share in the third quarter of 2002. The restructuring charge, before taxes, in the quarter was $440,000.

     Sales for the sheet metal segment decreased 13.3 percent to $14.4 million in the third quarter of 2003 from $16.6 million in the third quarter of 2002. The decrease is due mainly to lower sales of business jet components. For the machining and technology segment, sales in the third quarter of 2003 were $3.1 million, down from $4.6 million in the third quarter of 2002. This decline was attributable primarily to reduced sales of laser equipment components and certain defense products. Beginning in September 2003, LMI began to receive significant re-orders of laser equipment components, which suggests higher revenues for the machining and technology segment during the next six months.

     Net sales of corporate and regional aircraft components were $3.1 million in the third quarter of 2003, down 50.8 percent from $6.3 million in the third quarter of 2002, due primarily to a four-week shut down of a major customer in the quarter. In support of a previously announced multi-year award, LMI has completed the start up of a kitting and distribution center in Savannah, Georgia and is receiving business jet components and assembling kits. The first kit delivery was successfully completed on November 3, 2003.

     Military programs generated net sales of $4.6 million in the third quarter of 2003, up 39 percent from $3.3 million in the year-ago quarter. The increase was largely due to shipments of B-52 components for a refurbishment program.

     Gross profit for the third quarter of 2003 was $2.7 million, or 15.3 percent of net sales, compared to $3.5 million or 16.4 percent in the third quarter of 2002. Despite cost reduction efforts, the decline in sales led to a lower gross margin.

     Selling, general and administrative expenses of $2.9 million in the third quarter of 2003, or 16.7 percent of net sales, were down from $3.4 million, or
16.0 percent of net sales, in the year-ago quarter. The decline in expense results from initiatives taken to reduce telecommunications expenses, professional services and certain variable expenses.

     The loss before income taxes in the third quarter of 2003, net of the restructuring charge, was $596,000, a decline from $697,000 in the second quarter of 2003 and $507,000 in the third quarter of 2002.

     Sales for the nine months ended September 30, 2003 were $57.3 million, down
3.7 percent from $59.5 million for the nine months ended September 30, 2002. The decrease was attributable to reduced production rates of commercial airplanes and technology equipment. For the first nine months of 2003, the company had a net loss of $2.3 million or $0.29 per share, compared to a loss of $597,000 or $0.07 per share in the first nine months of 2002. The year-ago period included a charge for the adoption of SFAS No. 142 of $1.1 million or $0.13 per share.

     At September 30, 2003, LMI had $8.0 million outstanding under its revolving line of credit at an interest rate of 3.7 percent. As previously announced, LMI had agreed with its lender to reduce the amount available under its line of credit by certain income tax refunds and claim collections. During the second quarter of 2003, LMI received an income tax refund of $0.8 million, which reduced the maximum available under this line of credit to $9.2 million.

     Backlog at September 30, 2003 was approximately $54.9 million, down from approximately $70 million at the end of the third quarter 2002.

     On July 23, 2003, LMI announced the details of a plan to reduce operating expenses and increase efficiencies. The plan includes reduction of the St. Charles, Missouri workforce by approximately 60 employees, exit of two leased facilities in St. Charles and relocation of significant amounts of manufacturing equipment. LMI adopted SFAS No. 146, Accounting for Costs Associated with Exit and Disposal Activities, which requires companies to recognize costs associated with exit and disposal activities when they are incurred rather than at the date of commitment to an exit or disposal plan. The costs of this plan were $273,000 for moving and relocation, $107,000 for consulting services and $61,000 for severance costs.

     "LMI has completed most of the St. Charles restructuring in October 2003, and we expect improved operating results in the current quarter," said Ronald Saks, President and Chief Executive Officer of LMI Aerospace, Inc. "In connection with refinancing negotiations currently in progress, we have presented a plan to our bank for additional consolidations and cost reductions. We intend to execute this plan from December 2003 through March 2004, which should result in our costs being matched more closely with our current revenue expectations."

     "We now estimate that sales for 2003 will be $75 million to $78 million, with gross margins for the year of 13.0 percent to 14.5 percent," Saks said. "For the year 2004, we project annual sales of $73 million to $78 million, with gross margins for the year of 18 percent to 21 percent, excluding restructuring costs. We are optimistic that our strategy to diversify the markets we serve and to aggressively reduce costs will result in improved operating performance in 2004, assuming the U.S. economy continues to improve. Our machining and technology segment should rebound earlier than our sheet metal segment, the latter being more heavily dependent on the aerospace cycle."

     LMI Aerospace, Inc. is a leading supplier of quality components to the aerospace and technology industries. The Company operates thirteen facilities that fabricate, machine, finish and integrate formed, close tolerance aluminum and specialty alloy components for commercial, corporate, regional and military aircraft, laser equipment used in the semiconductor and medical industries, and for commercial sheet metal industries.

     This press release includes forward-looking statements related to LMI Aerospace's outlook for 2003 and future periods, which are based on current management expectations. Such forward-looking statements are subject to various risks and uncertainties, many of which are beyond the control of LMI Aerospace, Inc. Actual results could differ materially from the forward-looking statements as a result, among other things, of the factors detailed from time to time in LMI Aerospace's filings with the Securities and Exchange Commission. Please refer to the Risk Factors contained in the company's Annual Report on Form 10-K for the year ended December 31, 2002, for more details.


                               LMI Aerospace, Inc.
                      Consolidated Statements of Operations
                  (Amounts in thousands, except per share data)
                                   (Unaudited)

                                                                  For the Three Months Ended         For the Nine Months Ended
                                                                         September 30,                     September 30,
                                                                  2003              2002             2003            2002
                                                            ---------------------------------------------------------------------


Net sales                                                        $  17,566          $ 21,258        $  57,273     $  59,522
Cost of sales                                                       14,823            17,726           49,882        48,087
                                                            ---------------------------------------------------------------------
Gross profit                                                         2,743             3,532            7,391        11,435

Selling, general and administrative expenses                         2,938             3,402            9,497         9,242
Restructuring charges                                                  441                 -              441             -
                                                            ---------------------------------------------------------------------
   Income (loss) from operations                                      (636)              130           (2,547)        2,193

Other income (expense):
    Interest                                                          (407)             (426)          (1,234)       (1,018)
    Other, net                                                           6              (211)              35          (200)
                                                            ---------------------------------------------------------------------
Income (loss) before income taxes                                   (1,037)             (507)          (3,746)          975

Provision for (benefit of) income taxes                               (393)              (87)          (1,405)          468
                                                            ---------------------------------------------------------------------
   Income (loss) before cumulative effect of change in
   accounting principle                                               (644)             (420)          (2,341)          507
Cumulative effect of change in accounting  principle,
   net of income tax benefit of $663                                     -                 -                -        (1,104)
                                                            ---------------------------------------------------------------------
Net loss                                                         $    (644)         $   (420)       $  (2,341)    $    (597)
                                                            =====================================================================

Amounts per common share:
   Income (loss) before cumulative effect of change in
   accounting principle                                          $   (0.08)         $  (0.05)       $  (0.29)     $    0.06
Cumulative effect of change in accounting principle                      -                 -               -          (0.13)
                                                            ---------------------------------------------------------------------
Net loss per common share                                        $   (0.08)         $  (0.05)       $  (0.29)     $   (0.07)
                                                            =====================================================================

Amounts per common share - assuming dilution:
   Income (loss) before cumulative effect of change
   in accounting principle                                        $  (0.08)         $  (0.05)       $  (0.29)     $   (0.06)
Cumulative effect of change in accounting principle                      -                 -               -          (0.13)
                                                            ---------------------------------------------------------------------
Net loss per common share - assuming dilution                     $  (0.08)         $  (0.05)       $  (0.29)     $   (0.07)
                                                            =====================================================================

                                                            =====================================================================
Weighted average common shares outstanding                       8,181,786         8,061,368       8,181,786      8,042,079
                                                            =====================================================================
Weighted average common shares outstanding -
   assuming dilution                                             8,181,786         8,061,368       8,181,786      8,042,079
                                                            =====================================================================





                               LMI Aerospace, Inc.
                           Consolidated Balance Sheets
             (Amounts in thousands, except share and per share data)


                                                                   September 30, 2003     December 31,
                                                                      (unaudited)             2002
                                                                  -----------------------------------------

Assets
Current assets:
   Cash and cash equivalents                                            $  1,095            $  1,182
   Trade accounts receivable, net                                          8,445              11,392
   Inventories                                                            26,294              25,181
   Prepaid expenses                                                        1,097                 978
   Deferred income taxes                                                   1,389               1,389
   Income taxes receivable                                                 1,522               1,501
                                                                  -----------------------------------------
Total current assets                                                      39,842              41,623

Property, plant, and equipment, net                                       23,222              25,986
Goodwill, net                                                              5,653               5,653
Customer intangible assets, net                                            3,892               4,267
Other assets                                                                 163                 336
                                                                  -----------------------------------------
                                                                        $ 72,772            $ 77,865
                                                                  =========================================

Liabilities and stockholders' equity
Current liabilities:
   Accounts payable                                                     $  3,959            $  6,107
   Accrued expenses                                                        2,161               2,846
   Current installments of long-term debt and capital
     lease obligations                                                    20,486               4,616
                                                                  -----------------------------------------
Total current liabilities                                                 26,606              13,569

Long-term debt and capital lease obligations, less
   current installments                                                    8,764              24,621
Deferred income taxes                                                      1,963               1,939
                                                                  -----------------------------------------
Total long-term liabilities                                               10,727              26,560

Stockholders' equity:
   Common stock of $.02 par value; authorized 28,000,000
     shares; issued 8,736,427                                                175                 175
   Additional paid-in capital                                             26,171              26,171
   Treasury Stock, at cost, 554,641 shares                                (2,632)             (2,632)
   Accumulated other comprehensive income (loss)                              28                 (17)
   Retained earnings                                                      11,697              14,039
                                                                  -----------------------------------------
Total stockholders' equity                                                35,439              37,736
                                                                  -----------------------------------------
                                                                        $ 72,772            $ 77,865
                                                                  =========================================
